UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               September 30, 2005

                Date of Report (Date of earliest event reported)

                          FIRST CONSULTING GROUP, INC.

             (Exact name of registrant as specified in its charter)


        Delaware                      0-23651                   95-3539020
(State of Incorporation)            (Commission               (IRS Employer
                                    File Number)          Identification Number)

                          111 W. Ocean Blvd. 4th Floor
                              Long Beach, CA 90802

               (Address of principal executive offices) (Zip Code)

                                 (562) 624-5200

              (Registrant's telephone number, including area code)

                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

     On October 3, 2005, First Consulting Group ("FCG") announced that it had entered into a mutual agreement on September 30, 2005 with UMass Memorial Health Care ("UMMHC") to terminate FCG's outsourcing agreement with UMMHC effective November 1, 2005. Under the terms of the termination agreement, FCG will continue to provide applications, help desk and desktop services through November 1, 2005, at which time applications services will be insourced back to UMMHC. Subsequent to November 1, 2005, FCG will continue to provide help desk and desktop services until the completion of the transition of those services, which is expected to occur effective December 31, 2005.

     UMMHC, FCG and its subcontractor Affiliated Computer Services (ACS) originally entered into a seven-year, $102 million outsourcing agreement in May 2002. Approximately 45% of the total contract revenue was a direct pass through of subcontractor revenue to ACS without gross margin to FCG.

     As part of the transition and termination arrangement, FCG will receive compensation from UMMHC for early termination of the contract and investment by FCG in additional FCG project resources utilized by UMMHC during the second and third quarters of 2005. FCG will continue to receive base fees and any additional transition fees provided for under the contract for the balance of the period that FCG is required to provide services.

     Due to incremental expenses incurred during the first nine months of 2005 by FCG at the UMMHC account, FCG realized diminished profits in its outsourcing practice, which had a negative impact on FCG's overall outsourcing financial performance. Some of this negative impact is expected to be recovered through the payment of termination-related fees. In addition, with the elimination of a significant amount of revenues that had no margin at this account, FCG expects the termination of this agreement to have a long term positive impact on its gross margin percentage and earnings in outsourcing.

     The full text of the press release announcing the termination of the agreement is furnished as Exhibit 99.1 to this report.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

     Attached as Exhibit 99.1 to this report is FCG's press release furnished under Item 7.01 of this report.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                      FIRST CONSULTING GROUP, INC.



Date:    October 3, 2005              By:      /s/ Michael A. Zuercher
                                               ---------------------------------
                                      Name:    Michael A. Zuercher
                                      Title:   VP, General Counsel and Secretary


                                       2